EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Schedules Third-Quarter 2021 Earnings Release and Conference Call
TULSA, OK - October 5, 2021 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") will report third-quarter 2021 financial and operating results after the market close on Tuesday, November 2, 2021, and will host a conference call on Wednesday, November 3, 2021, at 7:30 a.m. CT to discuss the results.
To participate on the call, dial 877.930.8286 (international dial-in 253.336.8309), using conference code 4653617 or listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations." A telephonic replay will be available approximately two hours after the call on Wednesday, November 2, 2021 through Wednesday, November 10, 2021. Participants may access this replay by dialing 855.859.2056, using conference code 4653617.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.

Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com